EXHIBIT 99.1


                             Joint Filer Information


Name:                 TRACEY ELLERY

Address:              PO BOX 617, NORTH MELBOURNE, VICTORIA 3051, AUSTRALIA

Designated Filer:     EVAN THORNLEY



Issuer and Ticker

  Symbol:             LOOKSMART LTD [LOOK]


Date of Event

  Requiring Statement: DECEMBER 9, 2005



Signature:            /s/ Rajith Loganathan, Attorney-In-Fact for Tracey Ellery